UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: August 31, 2006
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2006, Hawk Corporation (“Hawk”) and certain of its subsidiaries entered into an amendment to Hawk’s existing revolving credit facility, dated November 1, 2004, with KeyBank National Association. The amendment to the credit facility modified Hawk’s current pricing structure to allow for monthly adjustments instead of quarterly adjustments based on the “Average Excess Availability” as such term is defined in the original credit facility. All other material terms of the five year credit facility remain unchanged. The foregoing description of the amendment to the credit facility is not complete and is qualified in its entirety by reference to the full and complete terms of such amendment, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
10.1 Amendment No. 1 to Credit and Security Agreement made as of August 31, 2006 among Hawk Corporation, Allegheny Clearfield, Inc., Friction Products Co., Hawk MIM, Inc., Hawk Motors, Inc., Hawk Precision Components Group, Inc., Helsel, Inc., Logan Metal Stampings, Inc., Net Shape Technologies LLC, Quarter Master Industries, Inc., Sinterloy Corporation, S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Tex Racing Enterprises, Inc., Wellman Products Group, Inc., and Wellman Products, LLC, as borrowers, the Lenders listed on the signature pages thereto, and KeyBank National Association, as Administrative Agent and LC Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006    HAWK CORPORATION

By: /s/Thomas A. Gilbride
Thomas A. Gilbride
Vice President - Finance
and Treasurer

EXHIBIT INDEX

Exhibit Number     Description

10.1	Amendment No. 1 to Credit and Security Agreement made as of August 31, 2006 among Hawk Corporation, Allegheny Clearfield, Inc., Friction Products Co., Hawk MIM, Inc., Hawk Motors, Inc., Hawk Precision Components Group, Inc., Helsel, Inc., Logan Metal Stampings, Inc., Net Shape Technologies LLC, Quarter Master Industries, Inc., Sinterloy Corporation, S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Tex Racing Enterprises, Inc., Wellman Products Group, Inc., and Wellman Products LLC, as borrowers, the Lenders listed on the signature pages thereto, and KeyBank National Association, as Administrative Agent and LC Issuer